                                                        EXHIBIT NO. EX-99.h.2.ix

                        DIMENSIONAL INVESTMENT GROUP INC.

                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                              ADDENDUM NUMBER NINE

     THIS ADDENDUM is made as of the __ day of  __________,  2003 by and between
DIMENSIONAL  INVESTMENT  GROUP INC.,  formerly  known as the "DFA U.S. Large Cap
Portfolio,  Inc.," a Maryland  corporation (the "Fund"), and PFPC INC., formerly known as "Provident  Financial  Processing  Corporation," a Delaware corporation
("PFPC").

                              W I T N E S S E T H:

     WHEREAS,  the  Fund is  registered  as an  open-end  management  investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

     WHEREAS,  the Fund has retained PFPC to provide certain  administration and accounting  services to the Fund pursuant to an  Administration  and  Accounting
Services Agreement dated July 12, 1991, as amended (the "Agreement"),  which, as of the date hereof, remains in full force and effect; and

     WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any portfolio  organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund; and

     WHEREAS,  PFPC presently provides such services to the existing  portfolios of the Fund, and has agreed to provide such services to three (3) new portfolios of the Fund,  designated  as the  Global  Equity  Portfolio,  the  Global  60/40
Portfolio  and the  Global  25/75  Portfolio,  which are listed on  Schedule  B, attached hereto; and

     WHEREAS, Paragraph 18 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

     NOW,  THEREFORE,  in  consideration  of the premises  and mutual  covenants herein  contained and intending to be legally bound  thereby,  the parties agree that:

     1. The Agreement is amended to provide that those  portfolios  set forth on
"Schedule  B,  Portfolios  of  Dimensional  Investment  Group Inc.,  Amended and
Restated _______,  2003," which is attached hereto,  shall be "Portfolios" under the Agreement.

     2. The fee  schedules  of PFPC  applicable  to the  Portfolios  shall be as agreed to in writing, from time to time, by the Fund and PFPC.

     3. In all other respects,  the Agreement shall remain unchanged and in full force and effect.

     4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original,  but all of which together shall constitute one and the same instrument.

     5. The effective date of this Addendum shall be ______, 2003.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this Addendum  Number
Nine  to  the  Agreement  to be  executed  by  their  duly  authorized  officers designated below on the day and year first above written.

                            DIMENSIONAL INVESTMENT GROUP INC.

                            By:
                                --------------------------------
                                     Catherine L. Newell
                                     Vice President and Secretary

                            PFPC INC.

                            By:
                                 -------------------------------
                                     Joseph Gramlich
                                     Executive Vice President

                                                            Amended and Restated
                                                                  _______, 2003

                                   SCHEDULE B

                                  PORTFOLIOS OF
                        DIMENSIONAL INVESTMENT GROUP INC.

                 The DFA U.S. Small Cap Institutional Portfolio
                        U.S. Large Cap Value Portfolio II
                        U.S. Small Cap Value Portfolio II
                        DFA International Value Portfolio
                      DFA International Value Portfolio II
                      DFA International Value Portfolio III
                       U.S. Large Cap Value Portfolio III
                          Emerging Markets Portfolio II
                   AAM/DFA U.S. High Book to Market Portfolio
                     AAM/DFA Two-Year Fixed Income Portfolio
                      AAM/DFA Two-Year Government Portfolio
                      DFA International Value Portfolio IV
                 Tax-Managed U.S. Marketwide Value Portfolio II
                U.S. Large Company Institutional Index Portfolio
                           U.S. Small Cap Portfolio K
                        U.S. Large Cap Value Portfolio K
                         U.S. Small XM Value Portfolio K
                         U.S. Large Company Portfolio K
                       DFA International Value Portfolio K
                          Emerging Markets Portfolio K
                      DFA One-Year Fixed Income Portfolio K
                  DFA Two-Year Global Fixed Income Portfolio K
                   DFA International Small Company Portfolio V
                        DFA Emerging Markets Portfolio V
                             Global Equity Portfolio
                             Global 60/40 Portfolio
                             Global 25/75 Portfolio